 Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Mechanical Technology, Incorporated on Form S-8, of our report dated March 30, 2021, with respect to our audits of the consolidated financial statements of Mechanical Technology, Incorporated as of December 31, 2020 and 2019 and for each of the two years in the period ended December 31, 2020, included in its Annual Report (Form 10-K), filed with the Securities and Exchange Commission.

/s/ Wojeski & Company CPAs, P.C. Albany, NY
October 29, 2021